UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2014 (the “Grant Date”), the executive officers of Eastern Virginia Bankshares, Inc. (the “Company”), including the Company’s named executive officers, received grants of restricted stock under the Company’s 2007 Equity Compensation Plan (the “2007 Plan”) in the following amounts (the “2014 Awards”):

Executive	Number of shares of restricted stock
Joe A. Shearin	12,500
Joseph H. James, Jr.	5,000
J. Adam Sothen	5,000
James S. Thomas	5,000
Douglas R. Taylor	5,000
Ann-Cabell Williams	5,000
Bruce T. Brockwell	5,000

Fifty percent (50%) of the restricted stock awarded to each executive officer is subject to time-based vesting, and the remaining fifty percent (50%) is subject to performance-based vesting. Subject to earlier forfeiture or accelerated vesting under circumstances described in the award agreement, the time-based restricted stock will vest in five annual installments, with the first vesting date being March 31, 2015, and the performance-based restricted stock will vest on March 31, 2017, to the extent the performance conditions are satisfied.

The level of vesting of the performance-based restricted stock will be based on the Company’s achievement of earnings per share and/or return on assets during a one-year performance period ending December 31, 2016 (the “Performance Period”), as compared to the corresponding results during the Performance Period for a peer group of financial institutions, as determined by the Compensation Committee of the Company’s Board of Directors. For the 2014 Awards, the Company’s performance at the fiftieth (50th) and sixtieth (60th) percentile of the peer group’s performance will result in the vesting of fifty percent (50%) and one hundred percent (100%) of the performance-based restricted stock, respectively. Company performance below the fiftieth (50th) percentile of the peer group performance will result in no vesting of the performance-based restricted stock. Any shares that do not vest will be forfeited.

The 2014 Awards were approved by the Compensation Committee of the Company’s Board of Directors and are subject to the terms of the 2007 Plan and the terms of each recipient’s award agreement. The form of award agreement approved by the Compensation Committee of the Company’s Board of Directors on October 15, 2014 to evidence both the 2014 Awards and future awards of time-based and performance-based restricted stock under the 2007 Plan is filed herewith as Exhibit 10.20 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.20	Form of Time-Based and Performance-Based Restricted Stock Agreement under Eastern Virginia Bankshares, Inc. 2007 Equity Compensation Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.
Date: October 16, 2014

	By:	/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President & Chief Financial Officer